Post-Effective Amendment No. 1
Registration No. 333-149344

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

FIVE STAR PRODUCTS, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3729186 (I.R.S. Employer Identification No. )

10 East 40th Street, Suite 3110
New York, NY 10016
(646) 742-1600
 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
_____________________________

FIVE STAR PRODUCTS, INC. 2007 INCENTIVE STOCK PLAN
(Full title of the Plan)
______________________________

Ira J. Sobotko
Senior Vice President, Finance, Secretary and Treasurer
Five Star Products, Inc.
10 East 40th Street, Suite 3110
New York, NY 10016
(646) 742-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company.)

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S–8 (File No. 333-149344) (the “Registration Statement”) of Five Star Products, Inc. (the “Company”) pertaining to 2,500,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which was filed with the Securities and Exchange Commission and became effective on February 22, 2008. On June 26, 2008, the Company, National Patent Development Corporation and NPDV Acquisition Corp., a wholly-owned subsidiary of National Patent Development Corporation, entered into Tender Offer and Merger Agreement pursuant to which NPDV Acquisition Corp. merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of National Patent Development Corporation (the “Merger”). The Merger became effective on August 28, 2008 upon filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on August 28, 2008.

FIVE STAR PRODUCTS, INC. (Registrant)

By:	/s/ Ira J. Sobotko
Name:	Ira J. Sobotko
Title:	Senior Vice President, Finance, Secretary and Treasurer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on August 28, 2008.

Signature	Capacity	Date
*	President, Chief Executive Officer and Director	August 28, 2008
John C. Belknap *	(Principal Executive Officer) Director	August 28, 2008
Harvey P. Eisen *	Executive Vice President and Director	August 28, 2008
Bruce Sherman *	Director	August 28, 2008
Carll Tucker /s/ IRA J. SOBOTKO	Senior Vice President, Finance, Secretary and Treasurer	August 28, 2008
Ira J. Sobotko	(Principal Financial and Accounting Officer)

 *By: /s/ IRA J. SOBOTKO
------------------------------------
Ira J. Sobotko
Attorney-In-Fact (1)

(1) Ira J. Sobotko, by signing his name hereto, does sign this document on behalf of the persons indicated above pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission.